                                                              Exhibit 99.7



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-82663) pertaining to the Lincoln Life Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) January 31, 2000, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 24, 2000, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account M.

/s/ Ernst & Young LLP

Fort Wayne, Indiana
April 10, 2000